Geovic Announces Feasibility Study
Annual Cobalt and Nickel Production Increase by 26% and 17%

December 4, 2007 – Grand Junction CO – Geovic Mining Corp. (Geovic) [TSX:GMC], on behalf of its 60% -owned subsidiary Geovic Cameroon PLC (GeoCam), announced that it received a Feasibility Study (FS) on the Nkamouna Cobalt-Nickel Project (Project) prepared by Washington Group International (WGI). The Project includes a shallow open pit mine, ore concentration facilities and a 2,000-metric tonne per day process plant. Annual cobalt production has increased by 26% to 9.2 million pounds and nickel production by 17% to 7.0 million pounds in the FS, over the amounts in the March 2006 Pre-Feasibility Study (PFS).

The table below shows the key results of the FS and provides direct comparisons with the PFS:

	FS	PFS
Production Summary
Average Annual Production
Cobalt (lbs millions)	9.22	7.34
Nickel (lbs millions)	7.00	5.98
Plant Operations
Daily Processing Rate (Tonnes)	2,000	1,500
Production (Years)	19	21
Operating (Days/Year)	328	350

Financial Summary
Metal Pricing: 3-Year Average Ending (*)	Oct ‘07	Dec ’05
Cobalt ($/lb)	20.08	16.83
Nickel ($/lb)	11.16	5.78

Financial Performance - 100% Equity
IRR, pre-tax (%)	39	96
IRR, after -tax (%)	33	77
NPV 8% Discount pre-tax ($ Millions)	988	919
NPV 8% Discount after -tax ($ Millions )	695	642
Payback (Years )	2.9	1.2

Pre-Production Capital & Expense ($ Millions )	398	129

Operating Cost, $/lb cobalt, net of nickel credit
Direct	1.99	0.04
Indirect	0.42	0.38
Production Tax	0.71	0.54
Total	3.12	0.96

Cobalt Statistics
As % of Revenues	70	78
Recovery from Ore Concentrate	92	90

Reserve Summary (43-101 Proven & Probable)
Ore Tonnes (Millions )	54.7	52.7
Waste : Ore Ratio	1.88	1.56
Cobalt (%)	0.248	0.237
Nickel (%)	0.687	0.719
Manganese (%)	1.333	1.220

(*) Cobalt metal prices from monthly mean published by Platts Metal s Week for 99.8% US spot cathode. Nickel metal prices from daily cash averages on London Metal Exchange (LME).

Note: NPV = Net Present Value using a discounted cash flow analysis. IRR = Internal Rate of Return. The cost estimates of the FS reflect a +/- 15% level of accuracy.

Alternative Prices
Cobalt prices achieved an all time high of $37.75 per pound on November 30, 2007 and nickel is currently trading near $12 per pound. Since many analysts are projecting lower long term metal prices, financial performances of the FS are referenced below for prices lower as well as higher than the base case.

Metal Pricing Cases:	Low	High
Cobalt, $/lb	15.00	35.00
Nickel, $/lb	7.00	12.00

100% Equity
IRR, pre-tax (%)	18	74
IRR, after -tax (%)	15	61
NPV 8% Discount pre-tax ($ Millions)	354	2,198
NPV 8% Discount after -tax ($ Millions )	235	1,565
Payback (Years )	4.4	2.7

FS Optimization
The FS capital cost estimates provide for 33% higher production rate, increased costs for equipment, material, fuel, supplies, labor and transportation, and the effects of a significant decline in the value of the US dollar since 2005. Two major plant circuits also included equipment sizes and costs for twice the throughput to facilitate doubling production when cobalt markets allow. Although the economics in the FS are robust, GeoCam believes there are significant opportunities to reduce capital and operating costs and deliver even better financial performance than the FS estimates. Consequently, GeoCam plans to optimize the FS using an experienced and qualified engineering and construction group that visited the site in August 2007 and has since participated in extensive discussions with GeoCam.

The optimization study is scheduled to start in December 2007 and be completed by mid-2008. All major Project areas will be investigated for lowering costs while concurrently advancing final engineering, reducing risk and establishing major construction start and completion dates. In this regard, GeoCam recently received a $30 million quote for an adequate combined heat and power generation plant, which is half the cost of the plant contemplated in the FS. The optimization study will also consider production of high-purity manganese carbonate and scandium to further enhance project economics.

The new engineering/construction group will fully utilize GeoCam’s team to further improve project plans, lower costs, expedite completion of the optimized FS and advance Project construction. Since the geology, mineral resource, mine plan, mine capital and operating costs, ore reserve estimates, geotechnical testing and studies, environmental and social assessments, tailings disposal, product marketing and economic analyses sections of the FS were independently completed by Pincock Allen & Holt, Knight Piesold and others, this information is immediately available for assimilating into the optimized FS.

EPCM
GeoCam expects to award a contract to perform the future engineering, procurement and construction management (EPCM) services before completion of the optimized FS. While discussions with other firms continue, it is anticipated that the group selected to optimize the FS will remain the leading candidate to perform the EPCM services and thereby provide continuity to Project development and construction.

In the meantime, GeoCam is continuing to improve and expand site infrastructure and, commencing mid-2008, plans to clear and rough-grade the sites established for the process plant and tailings storage facility. Actions have also been undertaken to secure the ore grinding mill, which is the longest lead time item of equipment required for this Project. Major construction activities and disbursements are scheduled to start in mid-2008, subject to securing debt financing, receiving approvals from the Geovic and GeoCam Boards and obtaining a water use permit and a lease that compensates the Republic of Cameroon for land disturbance prior to reclamation. The Certificate of Compliance for the Environmental & Social Assessment was approved in May 2007.

Financial Advisor
GeoCam also announced that its Financial Advisor, Citi, has retained the firm of Behre Dolbear to serve as the lender’s independent Technical and Marketing Consultant to review the FS, examine the optimization study and subsequently monitor final engineering, construction and production operations. Citi also retained the firm of Environmental Resources Management Ltd. to serve as the lender’s independent Environmental and Social Consultant and to review relevant documents, advise on environmental and social risk management for the Project and review compliance with World bank standards and Equator Principles.

Nkamouna – Background
The Nkamouna Project is the first of seven potential cobalt-nickel-manganese deposits that GeoCam plans to develop on its 1,250 -square kilometer Mine Permit located in southeast Cameroon. This unique ore is concentrated and upgraded to approximately 0.7% cobalt, 1.0% nickel and 3.8% manganese by simple washing and sizing prior to processing, thereby substantially enhancing economic performance. Additional corporate and Project information may be found on the websites www.geovic.net, www.sedar.com and www.sec.gov.

David C. Beling, P.E., Executive VP and COO, is the Qualified Person responsible for the technical information contained in this press release. For more information, please contact:

Vanguard Shareholder Solutions	or	Geovic Mining Corp.
604.608.0824 866.801.0779		970.256. 9681
ir@vanguardsolutions.ca		dbeling@geovic.net

Important Notice

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of the Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the future price of metals; the estimation of mineral reserves and resources ; the timing and amount of estimated future production, costs of production, and capital expenditures; costs and timing of the development of new deposits; and success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or state that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Geovic Mining to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to operations; actual results of current exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. Geovic Mining does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all reserve estimates referred to in this press release have been or will be prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System. The requirements of NI 43-101 are not the same as those of the SEC and any reserves reported by Geovic in compliance with NI 43-101 may not qualify as reserves under the SEC’s standards.